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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 24, 1996 on the combined financial statements of O.R. Estman, Inc. and Dana Paging, Inc. for the year ended December 31, 1995 included in Metrocall, Inc.'s Form 8-K/A filed on October 1, 1996 and to all references to our Firm included in or made a part of this registration statement filed on Form S-4.




                                        ARTHUR ANDERSEN LLP

                                        /s/ ARTHUR ANDERSEN LLP

April 29, 1997
Roseland, New Jersey